UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2024

IMPACT BIOMEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-253037	85-3926944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Broadfield Blvd., Suite 130 Houston, TX	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Employment Agreement

On October 3, 2024, Impact BioMedical Inc. (the “Company”) and Frank D. Heuszel, the Company’s Chief Executive Officer, Chairman, and President (the “Executive”) entered into an Executive Employment Agreement (the “Executive Employment Agreement”). Under the Executive Employment Agreement, the Executive will be employed in his current capacity as the Company’s Chief Executive Officer. The following is a summary of the terms of the Executive Employment Agreement.

The Executive’s employment term shall be from October 3, 2024, to October 3, 2027 (the “Employment Term”), and the Executive shall receive an annual base salary (the “Base Salary”) of $200,000 for the first year of the Employment Term, $250,000 for the second year of the Employment Term, and $250,000 for the third year of the Employment Term. In addition to the Executive’s Base Salary, he will be awarded a mandatory bonus (the “Mandatory Bonus”) as follows: (i) $150,000 for the first year of the Employment Term; (ii) $100,000 for the second year of the Employment Term; and (iii) $100,000 for the third year of the Employment Term. The Executive must remain continuously employed by the Company pursuant to the Executive Employment Agreement through the anniversary of each award date for the Mandatory Bonus to be fully earned by the Executive. In addition to the Executive’s Base Salary, the Executive shall be eligible to be awarded discretionary bonuses that may be authorized and declared by the board of director’s (the “Board”) to the Executive and/or to the senior management executives from time to time, at the Board’s sole discretion.

The Executive will also be granted an option to purchase Shares (the “Option”) pursuant to the Impact Biomedical 2023 Employee, Director and Consultant Equity Incentive Plan (the “2023 Plan”), in the amount of 300,000 shares of the Company’s common stock at a purchase price of $3.00 per share (which is equal to the fair market value per share as of the grant date) (the “Option Exercise Price”).

The Company may terminate the Executive’s Employment Agreement for “Cause” (as defined in the Executive Employment Agreement) at any time and without advance notice, except as otherwise specifically stated in the Executive’s Employment Agreement. The Executive may terminate this Agreement for “Good Reason”, in accordance with Section 5(c) of the Executive Employment Agreement.

The foregoing description of the Executive Employment Agreement is qualified in its entirety by reference to the full text of each agreement or form of agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of October 3, 2024, between Impact Biomedical Inc. and Frank D. Heuszel.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

IMPACT BIOMEDICAL INC.

Date: October 8, 2024	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer